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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                      May 12, 1998

Informix Corporation
4100 Bohannon Drive
Menlo Park, California 94025

    RE: INFORMIX CORPORATION; REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on May 12, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 22,950,000 shares of your Common Stock, $0.01 par value (the "Shares"). Unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Registration Statement. The Shares either (a) are issuable upon (i) the conversion of the Company's Series B Preferred, (ii) the exercise of the Series B Warrants to be issued upon conversion of the Series B Preferred or (iii) the exercise of the Shemano Warrant; or (b) have previously been issued to Shemano. The Shares may be offered and sold from time to time by the Selling Stockholders as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                      Very truly yours,
                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation
                                      /s/ Wilson Sonsini Goodrich & Rosati